UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2026, Rainmaker Worldwide Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Sphere 3D Corp. (the “Holder”).

The Settlement Agreement resolves all claims related to a debt obligation originally issued on October 1, 2020. As of December 25, 2025, the outstanding balance of the obligation totaled approximately $5.0 million, consisting of principal and accrued but unpaid interest. Pursuant to the Settlement Agreement, the Company agreed to satisfy the obligation through the payment of a cash settlement amount of $500,000, payable on or before February 27, 2026, subject to increases if payment is not made by such date. Interest on the original obligation ceased to accrue as of December 25, 2025.

If the Company satisfies the settlement payment terms, the settlement would resolve all claims related to such obligation and would represent a significant reduction relative to the aggregate outstanding balance of the original debt. The settlement remains subject to the Company’s timely satisfaction of the settlement conditions, and no assurance can be given that such conditions will be satisfied.

Upon the Company’s satisfaction of the settlement terms, the Holder will provide a full release of claims against the Company and its affiliates. The Company also provided a reciprocal release to the Holder upon execution of the Settlement Agreement. The Settlement Agreement contains customary representations, warranties, confidentiality provisions, and other standard terms.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release, dated January 13, 2026
104	Cover Page Interactive Date File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: January 14, 2026	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer